Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THE FIRST QUARTER OF 2020

Plano, TX, June 3, 2020 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2020.  The Company’s financial results for the three months ended March 31, 2020 were impacted by the COVID-19 pandemic, as the Company temporarily closed all of its theatres effective March 18, 2020.  See discussion in the Quarterly Report on Form 10-Q filed with the SEC.

Cinemark Holdings, Inc.’s total revenues for the three months ended March 31, 2020 were $543.6 million compared to $714.7 million for the three months ended March 31, 2019. For the three months ended March 31, 2020, admissions revenues were $292.5 million and concession revenues were $190.4 million. For the three months ended March 31, 2020, attendance was 45.8 million patrons, average ticket price increased 0.6% to $6.39 and concession revenues per patron increased 3.2% to $4.16.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2020 was $59.6 million compared to net income attributable to Cinemark Holdings, Inc. of $32.7 million for the three months ended March 31, 2019. Diluted loss per share for the three months ended March 31, 2020 was $0.51 compared to diluted earnings per share of $0.28 for the three months ended March 31, 2019.

Adjusted EBITDA for the three months ended March 31, 2020 was $66.2 million compared to $152.3 million for the three months ended March 31, 2019. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“As a direct result of the global COVID-19 pandemic, we were forced to close all of our theaters in the middle of March, which had a significant impact on our first quarter results, and continues to impact us today,” stated Mark Zoradi, Cinemark Chief Executive Officer.  “We are looking forward to welcoming our guests and team members back to our theaters and are pleased to have now shifted our attention to domestic re-opening, which we plan to initiate in a multi-phased approach beginning June 19.”

Mr. Zoradi continued, “Our heightened sight and sound technology, giant screens and shared communal auditoriums provide a deeply immersive entertainment experience, as well as a transcendent escape from reality, that simply cannot be replicated at home.  After months of home-sheltering, I am optimistic that these unparalleled factors offer movie-goers a much-needed relief that bodes well for Cinemark, and our industry as a whole, as theaters re-launch.”

As of March 31, 2020, the Company’s aggregate screen count was 6,145 and the Company had commitments to open five new theatres and 48 screens during the remainder of 2020 and 17 new theatres and 175 screens subsequent to 2020.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 555 theatres with 6,145 screens in 41 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Caitlin Piper – 972-665-1418 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19.  Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 21, 2020, as updated by the information related to COVID-19 that was included in a Form 8-K that was filed on April 13, 2020, including the documents incorporated by reference therein. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Statement of income data:
Revenues
Admissions	$292,462	$395,540
Concession	190,356	251,324
Other	60,798	67,859
Total revenues	543,616	714,723
Cost of operations
Film rentals and advertising	156,617	210,077
Concession supplies	34,812	43,071
Salaries and wages	87,544	96,136
Facility lease expense	82,241	85,613
Utilities and other	100,523	110,637
General and administrative expenses	41,018	37,976
Depreciation and amortization	65,256	64,462
Impairment of long-lived assets	16,619	5,584
Loss on disposal of assets and other	1,905	3,799
Total cost of operations	586,535	657,355
Operating income (loss)	(42,919)	57,368
Interest expense	(24,666)	(25,141)
Interest income	2,084	2,691
Foreign currency exchange gain (loss)	(4,848)	22
Distributions from NCM	5,224	4,548
Interest expense - NCM	(5,891)	(4,782)
Equity in income of affiliates	8,486	10,404
Income (loss) before income taxes	(62,530)	45,110
Income taxes	(3,108)	11,917
Net income (loss)	$(59,422)	$33,193
Less: Net income attributable to noncontrolling interests	169	465
Net income (loss) attributable to Cinemark Holdings, Inc.	$(59,591)	$32,728
Earnings (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.51)	$0.28
Diluted	$(0.51)	$0.28
Weighted average shares outstanding - Diluted	116,496	116,418

Other Operating Data

(unaudited, in thousands)

	As of	As of
	March 31,	December 31,
	2020	2019
Balance sheet data:
Cash and cash equivalents	$479,399	$488,313
Theatre properties and equipment, net	$1,658,325	$1,735,247
Total assets	$5,632,893	$5,828,017
Long-term debt, including current portion, net of unamortized debt issue costs	$1,876,416	$1,777,937
Equity	$1,265,565	$1,448,322

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended March 31,			Three Months Ended March 31,			Constant Currency (1)		Three Months Ended March 31,
Revenues	2020	2019	% Change	2020	2019	% Change	2020	% Change	2020	2019	% Change
Admissions revenues	$232.3	$308.8	(24.8)%	$60.2	$86.7	(30.6)%	$71.1	(18.0)%	$292.5	$395.5	(26.0)%
Concession revenues	$152.8	$199.4	(23.4)%	$37.6	$51.9	(27.6)%	$43.7	(15.8)%	$190.4	$251.3	(24.2)%
Other revenues	$42.3	$46.6	(9.2)%	$18.4	$21.3	(13.6)%	$22.6	6.1%	$60.7	$67.9	(10.6)%
Total revenues	$427.4	$554.8	(23.0)%	$116.2	$159.9	(27.3)%	$137.4	(14.1)%	$543.6	$714.7	(23.9)%
Attendance	27.9	38.7	(27.9)%	17.9	23.6	(24.2)%			45.8	62.3	(26.5)%
Average ticket price	$8.33	$7.98	4.4%	$3.36	$3.67	(8.4)%	$3.97	8.2%	$6.39	$6.35	0.6%
Concession revenues per patron	$5.48	$5.15	6.4%	$2.10	$2.20	(4.5)%	$2.44	10.9%	$4.16	$4.03	3.2%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	March 31,		March 31,			March 31,
Cost of Operations	2020	2019	2020	2019	Constant Currency (1) 2019	2020	2019
Film rentals and advertising	$128.0	$169.2	$28.6	$40.9	$33.9	$156.6	$210.1
Concession supplies	$25.6	$32.0	$9.2	$11.1	$10.9	$34.8	$43.1
Salaries and wages	$71.2	$76.8	$16.4	$19.3	$19.6	$87.6	$96.1
Facility lease expense	$65.4	$64.9	$16.8	$20.7	$19.3	$82.2	$85.6
Utilities and other	$75.0	$79.8	$25.5	$30.8	$30.2	$100.5	$110.6

(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2019. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2020	2019
Adjusted EBITDA (1)
U.S.	$56,072	$125,759
International	10,139	26,495
Total Adjusted EBITDA (1)	$66,211	$152,254
Capital expenditures
U.S.	$25,673	$52,339
International	8,470	5,230
Total capital expenditures	$34,143	$57,569
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(59,422)	$33,193
Add (deduct):
Income taxes	(3,108)	11,917
Interest expense	24,666	25,141
Other expense (income), net (a)	169	(8,335)
Distributions from DCIP (b)	5,161	5,218
Cash distributions from other equity investees (c)	11,445	9,124
Depreciation and amortization	65,256	64,462
Impairment of long-lived assets	16,619	5,584
Loss on disposal of assets and other	1,905	3,799
Non-cash rent	(591)	(819)
Share based awards compensation expense (d)	4,111	2,970
Adjusted EBITDA	$66,211	$152,254
(a)	Includes interest income, foreign currency exchange gain (loss), interest expense – NCM and equity in income of affiliates.
(b)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP.
(c)	Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances.
(d)	Non-cash expense included in general and administrative expenses.